Exhibit 5.1

                               DARDEN RESTAURANTS
     -----------------------------------------------------------------------
       Red Lobster(R) The Olive Garden(R) Bahama Breeze(R) Smokey Bones(R)

Douglas E. Wentz
Senior Associate General Counsel

                                              February 4, 2005

Board of Directors
Darden Restaurants, Inc.
5900 Lake Ellenor Drive
Orlando, Florida  32809


Ladies and Gentlemen:

     I am Senior Associate General Counsel and Assistant Secretary of Darden Restaurants, Inc., a Florida corporation (the "Company"), and I have acted as counsel to the Company in connection with the Company's registration statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of 1,500,000 shares of Common Stock, without par value (the "Common Stock") of Darden Restaurants, Inc. ("Darden") and associated rights to purchase shares of Series A Participating Cumulative Preferred Stock ("Rights"), to be issued from time to time under the Darden Restaurants, Inc. Employee Stock Purchase Plan (the "Plan").

     In rendering my opinions set forth below, I have examined such documents and reviewed such questions of law as I have deemed relevant or necessary as the basis for my opinions as set forth below.

     Based on the foregoing, I am of the opinion that the shares of Common Stock and related Rights, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     My opinion expressed above is limited to the laws of the State of Florida.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of my name under the caption "Interests of Named Experts and Counsel".

                                               Very truly yours,

                                               /s/ Douglas E. Wentz

                                               Douglas E. Wentz

    5900 Lake Ellenor Drive - P.O. Box 593330 - Orlando, Florida 32859-3330
                       (407) 245-5811 Fax: (407) 245-4844

                            E-mail: dwentz@darden.com